                                                                    Exhibit 12.1


                              THREE MONTHS ENDED                   YEAR ENDED MARCH 31,
                                JUNE 30, 2001          2001      2000      1999      1998        1997
                              ------------------      ------    ------    ------    ------      ------
Pretax earnings from
operations                              38.2           24.0      102.7      97.6      76.3        83.5
Plus: Interest expense                  21.1           87.8       81.5      73.7      79.4        76.0
  Amortization of debt
  expense and discounts                  0.2             .8        0.5       0.3       0.3         0.1
  A portion of rental
  expense(1/3)                          15.4           59.5       45.2      39.6      30.0        28.7
                                      ------          -----      -----     -----     -----       -----
Subtotal(A)                             74.9          172.1      229.9     211.2     186.0       188.3
                                      ------          -----      -----     -----     -----       -----
Divided by:
Fixed charges Interest
expense                                 21.1           87.8       81.5      73.7      79.4        76.0
  A portion of rental
  expense(1/3)                          15.4           59.5       45.2      39.6      30.0        28.7
  Interest capitalized during
  the period                             0.7            2.5        1.4       0.9       2.2         3.4
  Amortization of debt
  expense and discounts                  0.2            0.8        0.5       0.3       0.3         0.1
                                      ------          -----      -----     -----     -----       -----
Subtotal(B)                             37.4          150.6      128.6     114.5     111.9       108.2
                                      ------          -----      -----     -----     -----       -----
Ratio of earnings to fixed
charges(A)(B)                           2.00           1.14       1.79      1.84      1.66        1.74
                                      ======          =====      =====     =====     =====       =====